                                                                  EXHIBIT (a)(6)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                            PLY GEM INDUSTRIES, INC.
                                       AT

                              $19.50 NET PER SHARE
                                       BY

                                 NTK SUB, INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                                  NORTEK, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, AUGUST 25, 1997 UNLESS THE OFFER IS EXTENDED.

                                                                   July 29, 1997

To Participants in the Ply Gem Industries, Inc. Dividend Reinvestment Plan:

     Enclosed for your consideration are the Offer to Purchase dated July 29, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") and other materials relating to the Offer by NTK Sub, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Nortek, Inc., a Delaware corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.25 per share (collectively, the "Shares"), of Ply Gem Industries, Inc., a Delaware corporation (the "Company"), at $19.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to stockholders of the Company from the Chairman of the Board and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on
Schedule 14D-9.

     WE ARE THE HOLDER OF RECORD OF COMMON SHARES HELD FOR YOUR ACCOUNT AS A PARTICIPANT IN THE COMPANY'S DIVIDEND REINVESTMENT PLAN (THE "PLAN"). A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD IN ACCORDANCE WITH THE TERMS OF THE PLAN, TO THE EXTENT CONSISTENT WITH APPLICABLE LAWS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD IN YOUR PLAN ACCOUNT.

     We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $19.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

          2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, August 25, 1997, unless the Offer is extended.

          3. The Offer is being made pursuant to an Agreement and Plan of
     Merger, dated as of July 24, 1997 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company, owned directly or indirectly by the Company or any held by stockholders who perfect their dissenters' rights under Delaware law) will be converted into the right to receive the per Share price paid in the Offer, without interest.
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          4. The Board of Directors of the Company has, by the unanimous vote of all directors present, approved the Merger Agreement, the Offer and the Merger, has determined that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company and recommends that stockholders accept the Offer and approve the Merger.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which, together with any Shares beneficially owned by Parent, represent at least a majority of the Shares outstanding on a fully-diluted basis (the "Minimum Condition"). Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions, including receipt of certain regulatory approvals, set forth in the Offer to Purchase and receipt by Parent and Purchaser of the debt financing for the transactions contemplated by the Merger Agreement on terms substantially as outlined in the Financing Commitment (as defined in the Offer to Purchase). Pursuant to the Merger Agreement, the Purchaser has agreed to extend and reextend the Offer from time to time for up to five business days at a time until September 22, 1997, if at the initial Expiration Date (as defined in the Offer to Purchase), or any extension thereof, all conditions to the Offer have not been satisfied or waived, unless in the reasonable judgment of Parent or Purchaser, such conditions are incapable of being satisfied before September 22, 1997. Notwithstanding the foregoing, Parent and Purchaser may, in their judgment, extend and reextend the Offer, from time to time, but in no event beyond October 31, 1997 if the Company elects to terminate the Merger Agreement. Any and all conditions of the Offer, other than the Minimum Condition, may be waived by Purchaser.

          6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          7. Shares in Plan accounts as to which we have not received instructions from Participants will not be tendered in the Offer.

     If you wish to have us tender any or all of the Shares held in your Plan account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US SO THAT THEY ARE RECEIVED BY US IN AMPLE TIME TO PERMIT US TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Wasserstein Perella & Co., Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                      Very truly yours,

                                      Harris Trust Company of New York
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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            PLY GEM INDUSTRIES, INC.
                                       BY
                                 NTK SUB, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                                  NORTEK, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 29, 1997 and the related Letter of Transmittal, in connection with the offer by NTK Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Nortek, Inc., a Delaware corporation, to purchase for cash all outstanding shares of common stock, par value $0.25 per share (collectively, the "Shares"), of Ply Gem Industries, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

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DATED:           , 1997

                        NUMBER OF SHARES TO BE TENDERED:


                                                 SHARES*
                        ------------------------

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                                  SIGNATURE(S)

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                              PLEASE PRINT NAME(S)

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                            PLEASE PRINT ADDRESS(ES)

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                       AREA CODE AND TELEPHONE NUMBER(S)

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                TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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* I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my
  (our) account will be tendered.
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